Exhibit 10.3

June 26, 2023

ExcelFin Acquisition Corp.

473 Jackson St., Suite 300

San Francisco, California 94111

Re: Insider Letter Amendment

Ladies and Gentlemen:

This amendment (this “Amendment”) is being delivered to you in accordance with Section 12 of that certain Letter Agreement, dated as of October 20, 2021 (the “Letter Agreement”), by and among ExcelFin Acquisition Corp., a Delaware corporation (the “Company”), ExcelFin SPAC LLC, a Delaware limited liability company (the “Sponsor”), and the individuals signatory thereto, each of whom is an officer, director or board advisor of the Company (each, an “Insider” and collectively, the “Insiders”).

In connection with that certain business combination agreement (the “Business Combination Agreement”), dated as of the date hereof, by and among the Company, Betters Medical Investment Holdings Limited, a Cayman Islands exempted company (“Betters”), Baird Medical Investment Holdings Limited, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Betters (“PubCo”), Betters Medical Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo, and Tycoon Choice Global Limited, a business company limited by shares incorporated under the laws of the British Virgin Islands and a direct, wholly owned Subsidiary of Betters, the parties hereto desire to amend certain provisions of the Letter Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

In connection with the Business Combination Agreement, and simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor will enter into a Sponsor Support Agreement with PubCo and the Company (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor will agree to (a) vote its shares of SPAC Stock and any additional shares of SPAC Stock it acquires prior to the SPAC Stockholder Meeting in favor of each of the Transaction Proposals at the SPAC Stockholder Meeting, including the adoption of the Business Combination Agreement, (b) refrain from transferring any of its shares of SPAC Stock prior to the Closing, (c) refrain from redeeming any of its shares of SPAC Stock in connection with the Merger, (d) waive its anti-dilution rights under the SPAC Charter in connection with the Transactions, (e) subject a portion of its shares of Outstanding SPAC Class B Stock to certain vesting and forfeiture terms as set forth in the Sponsor Support Agreement, (f) surrender to the Company for no consideration, and the Company shall cancel, immediately prior to the Effective Time, but subject to the consummation of the Merger, all of the Private Placement Warrants, and (g) convert the Sponsor Loans into the right to receive PubCo Ordinary Shares in accordance with the terms set forth in the Sponsor Support Agreement.

As an inducement to the Parties to enter into the Business Combination Agreement and proceed with the Transactions, and as an inducement for the Sponsor to enter into the Sponsor Support Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor and the Insiders hereby agrees with the Company as follows:

1.	Amendment to Paragraph 7. Paragraph 7(a) of the Letter Agreement is hereby deleted in its entirety and shall be replaced with the following:

“The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Class A Common Stock issuable upon conversion thereof, or any securities into which Founder Shares are converted or exchangeable pursuant to a Business Combination) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) the date on which the Company (or any company of which the Company becomes a direct or indirect wholly owned Subsidiary pursuant to such Business Combination) completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Class A Common Stock (or any securities into which shares of Class A Common Stock are converted or exchangeable pursuant to a Business Combination) for cash, securities or other property, or (y) if the VWAP of the Class A Common Stock (or any securities into which shares of Class A Common Stock are converted or exchangeable pursuant to such Business Combination) equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination (the “Founder Shares Lock-Up Period”).” For purposes hereof, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

2.	Effect on Letter Agreement. Except as expressly amended by this Amendment, this Amendment shall not be construed as an amendment or modification of any of the terms and conditions of the Letter Agreement, which such terms and conditions shall remain unmodified and in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Letter Agreement, this Amendment shall control.

3.	Entire Agreement. This Amendment, together with the Letter Agreement, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

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4.	Third-Party Beneficiaries. The parties hereto acknowledge and agree that PubCo is a third-party beneficiary as to the covenants, obligations, representations, and warranties undertaken by the Sponsor and the Insiders under the Letter Agreement, as amended hereby, and as to the rights and privileges to which the SPAC is entitled pursuant to the Letter Agreement, as amended, and that PubCo is entitled to all of the rights and privileges associated with such third-party-beneficiary status. This Amendment does not, and is not intended to, create any other third-party beneficiary, or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than PubCo and their respective successors and permitted assigns.

5.	Governing Law; Submission to Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Amendment shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.	Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

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Sincerely,

EXCELFIN SPAC LLC

By:	/s/ Joe Ragan
Name: Joe Ragan
Title: Authorized Signatory

[Signature Page to Insider Letter Amendment]

By:	/s/ Jennifer Hill
Name: Jennifer Hill

[Signature Page to Insider Letter Amendment]

By:	/s/ Logan Allin
Name: Logan Allin

[Signature Page to Insider Letter Amendment]

By:	/s/ Ren Riley
Name: Ren Riley

[Signature Page to Insider Letter Amendment]

By:	/s/ Joe Ragan
Name: Joe Ragan

[Signature Page to Insider Letter Amendment]

By:	/s/ Brian (Zhouchuan) Sun
Name: Brian (Zhouchuan) Sun

[Signature Page to Insider Letter Amendment]

By:	/s/ Gary Meltzer
Name: Gary Meltzer

[Signature Page to Insider Letter Amendment]

By:	/s/ Neil Wolfson
Name: Neil Wolfson

[Signature Page to Insider Letter Amendment]

By:	/s/ Goh Lin Piao
Name: Goh Lin Piao

[Signature Page to Insider Letter Amendment]

By:	/s/ Alka Gupta
Name: Alka Gupta

[Signature Page to Insider Letter Amendment]

Exos Capital LLC

By:	/s/ Brady Dougan
Name: Brady Dougan
Title: Authorized Signatory

[Signature Page to Insider Letter Amendment]

Acknowledged and Agreed:

EXCELFIN ACQUISITION CORP.

By:	/s/ Joe Ragan
Name: Joe Ragan
Title: Chief Executive Officer and Chief Financial Officer

[Signature Page to Insider Letter Amendment]